Exhibit 99.1

CCG Announces 2Q14 Results

Charlotte, NC – July 30, 2014 – Campus Crest Communities, Inc. (NYSE: CCG) (the “Company”), today announced results for the three and six months ended June 30, 2014.

Highlights

Second Quarter 2014

•	Funds From Operations Adjusted (“FFOA”) of $10.4 million, resulting in $0.16 per diluted share for the second quarter of 2014

•	Same store net operating income (“NOI”) of $11.4 million at 90.1% occupancy and a 54.8% margin

•	Achieved leasing results ahead of prior year as of July 27, 2014. Leasing for all 69 operating properties was 87.9% versus 85.8%, an increase of 210 bps from the same period prior year and breaks down as follows:

o	Leasing for the Company’s 41 Grove operating properties was 86.2% compared to 82.3% the prior year – 390 basis points ahead

▪	Leasing for the Company’s 32 wholly-owned Grove assets was 89.1% versus 85.2% the prior year, an increase of 390 basis points over the same period prior year

▪	Leasing for the Company’s 9 joint venture Grove assets was 76.2% versus 72.7%, an increase of 350 basis points over the same period prior year.

o	Leasing for the Company’s Copper Beech Brand portfolio of 28 operating properties was 90.8% versus 91.8%, a decrease from the same period prior year of 100 basis points.

▪	Driven mainly by three markets that are absorbing more slowly than prior years

"We are pleased to have delivered stable second quarter results," said Ted W. Rollins, Campus Crest CEO. "We believe our continued focus on operations supports the success we have seen year-to-date and will be instrumental in maximizing our value potential. Our wholly-owned Grove portfolio has achieved the highest level of pre-leasing activity in the Company's history at this point in the cycle. We are acutely focused on the leasing activity for our evo projects in Montreal and Philadelphia, as their progress has fallen below expectations. We believe the projects will see improvements in leasing over the remainder of the third quarter, but are hesitant to quantify our expected initial weighted average development yields given the current lack of clarity at this point in time. To further strengthen our focus on operations, we are slowing our forward development activity in 2015 to just four Grove projects - a full 60% reduction from current year construction activity."

"Given our current leasing results in our evo projects and our decision to reduce development activity, we are revising our 2014 guidance," said Donnie Bobbitt, Campus Crest CFO. "Our revised guidance for fiscal year 2014 FFOA per fully diluted share is now $0.66 to $0.68. Given the mid-year change in guidance, we are providing one-time quarterly guidance of at least $0.16 per fully diluted share for the third quarter 2014. This revision reflects (i) lower expected initial weighted average development yields on our projects in Montreal and Philadelphia; and (ii) a reduction in development and construction fees associated with fewer projects being delivered in 2015."

Financial Results for the Three and Six Months Ended June 30, 2014

For the three and six months ended June 30, 2014, Funds From Operations (“FFO”) and FFOA are shown in the table below.

FFO/FFOA
	Three Months Ended June 30,				Six Months Ended June 30,
($mm, except per share)	2014	Per share - diluted	2013	Per share - diluted	2014	Per share - diluted	2013	Per share - diluted

FFO	$10.7	$0.16	$12.8	$0.20	$22.7	$0.35	$20.9	$0.38
FFOA[1]	$10.4	$0.16	$12.2	$0.19	$21.3	$0.33	$20.6	$0.37

1 Includes eliminations for the write-off of transaction costs and the fair value adjustments of Copper Beech debt as reflected in the Q2 2014 Supplemental Analyst Package.

A reconciliation of net income (loss) attributable to common stockholders to FFO and to FFOA can be found at the end of this release.

For the three months ended June 30, 2014, the Company reported total revenues of $35.3 million and net income (loss) attributable to common stockholders of ($3.5) million, compared to $36.5 million and $2.8 million, respectively, in the same period in 2013. For the six months ended June 30, 2014, the Company reported total revenues of $67.3 million and net income (loss) attributable to common stockholders of ($5.4) million, compared to $69.5 million and $3.8 million, respectively, in the same period in 2013.

Operating Results

For the three and six months ended June 30, 2014, results for wholly-owned same store properties were as follows:

Same Store Results
	Three Months Ended June 30,			Six Months Ended June 30,
($mm)	2014	2013	Change	2014	2013	Change

Number of Assets	28	28		28	28
Number of Beds	14,920	14,920		14,920	14,920
Occupancy	90.1%	92.5%	(240) bps	90.3%	93.0%	(270) bps
Total Revenues	$20.8	$21.5	(3.3%)	$41.8	$43.0	(2.8%)
NOI	$11.4	$12.1	(5.9%)	$22.9	$24.0	(4.4%)
NOI Margin	54.8%	56.3%	(150) bps	54.9%	55.8%	(90) bps

NOI margin is calculated by dividing NOI for the period by total student housing rental and services revenues for the period. A reconciliation of net income (loss) attributable to common stockholders to NOI can be found at the end of this release. In addition, details regarding same store NOI and calculations thereof may be found in the Supplemental Analyst Package located at http://investors.campuscrest.com/.

Portfolio Information

As of June 30, 2014, the Company owned interests in 79 properties totaling approximately 43,256 beds across North America. A summary of the leasing for the 2014/2015 academic year follows:

2014/2015 Academic Year Leasing Summary
				2014-2015		2013-2014			Rental Rate
Property	Properties	Unit	Beds	Signed(1)%		Signed(1)%		Change	Change

Operating
Wholly-Owned	32	6,400	17,476	15,569	89.1%	14,884	85.2%	3.9%	n/a
HSRE Joint venture	9	1,870	5,148	3,923	76.2%	3,742	72.7%	3.5%	n/a
Total Operating	41	8,270	22,624	19,492	86.2%	18,626	82.3%	3.9%	1.0% - 2.0%

Copper Beech Portfolio	28	5,047	13,177	11,963	90.8%	12,096	91.8%	(1.0%)	0.0% - 1.0%

Total Operating Portfolio	69	13,317	35,801	31,455	87.9%	30,722	85.8%	2.1%	n/a

Total 2014 Deliveries	10	3,128	7,455	3,268	43.8%	n/a	n/a	n/a	n/a

Note: The redevelopment of the Company's 100% owned property in Toledo, OH is excluded.

1 As of July 27, 2014 and July 27, 2013, respectively.

Investment Activity

Development

The Company expects to deliver eight new development projects, totaling 5,213 beds, for the 2014/2015 academic year, at a total cost of approximately $384.9 million, $214.5 million of which is the Company’s share of total development cost. The assets are located a median of 0.3 miles from campuses of primary non-flagship and flagship universities.

Redevelopment

The Company expects to deliver two redevelopment projects in its Canadian joint venture, totaling 2,242 beds, for the 2014/2015 academic year, at a total cost of approximately $166.0 million, $58.1 million of which is the Company’s share of total development cost. The two assets are located in downtown Montréal, Québec and serve over 120,000 students in the market.

Balance Sheet and Capital Markets

The Company proactively manages its balance sheet and looks to opportunistically access capital to fund growth and maintain a conservative capital structure.

As of June 30, 2014, the Company had $17.6 million of cash and $5.7 million of restricted cash. Additionally, the Company had net availability under its revolving credit facility of $84.1 million as of June 30, 2014.

As of June 30, 2014, the Company had not sold any shares under its $100.0 million At-the-Market common equity offering program.

Dividends

On July 22, 2014, the Company announced that its Board of Directors declared its third quarter 2014 common stock dividend of $0.165 per share. Based on a closing price of $8.99 on July 21, 2014, the annualized dividend yield is 7.3%. The dividend is payable on October 8, 2014 to stockholders of record as of September 24, 2014.

The Board of Directors also declared a cash dividend of $0.50 per Series A Cumulative Redeemable Preferred Share for the third quarter of 2014. The preferred share dividend is payable on October 15, 2014 to stockholders of record as of September 24, 2014.

2014 Earnings Guidance and Outlook

Based on management’s current estimates of market conditions and future operating results, the Company revises its previous guidance for fiscal year 2014 FFOA per fully diluted share to a new range of $0.66 to $0.68. Further, we have assumed $0.16 for the low end range for the third quarter. Our revised guidance reflects (i) lower expected initial yields on our evo projects in Montreal and Philadelphia and (ii) a reduction in development and construction fees associated with fewer projects being delivered in 2015. As previously disclosed, this assumes that the Company does not elect to exercise purchase option one for the Copper Beech portfolio.

The Company's FFOA guidance excludes non-recurring and non-cash items, such as any severance-related charges, the write-off of deferred financing costs as a result of early payoff of financings, potential impairments, transaction costs associated with the Copper Beech investment and other acquisitions and the mark-to-market adjustment of the Copper Beech debt. Additionally, it excludes the potential impact of any asset dispositions or capital raises.

Conference Call Details

The Company will host a conference call on Thursday, July 31, 2014, at 9:00 a.m. (EST) to discuss the financial results.

The call can be accessed live over the phone by dialing 877-407-0789, or for international callers, 201-689-8562. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The pin number for the replay is 13585309. The replay will be available until August 7, 2014.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company's website at http://investors.campuscrest.com/. A recording of the call will also be available on the Company's website following the call.

Supplemental Schedules

The Company has published a Supplemental Analyst Package in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found under the “Earnings Center” tab in the Investors section of the Company’s web site at http://www.campuscrest.com/.

About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading developer, builder, owner and manager of high-quality student housing properties located close to college campuses in targeted markets. Pro forma for the Copper Beech restructure, the Company has ownership interests in 79 student housing properties and over 43,000 beds across North America, of which 69 are operating and 10 are development or redevelopment properties. The Company is an equity REIT that differentiates itself through its vertical integration and consistent branding across the portfolio through three unique brands targeting different segments of the college student population. The Grove® brand offers more traditional apartment floor plans and focuses on customer service, privacy, on-site amenities and a proprietary residence life program. The Copper Beech brand and townhome product offers more residential-type living to students looking for a larger floor plan with a front door and back porch. The evo brand provides urban students with a luxury student housing option with all the conveniences of city living. Additional information can be found on the Company's website at http://www.campuscrest.com/.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements in this press release include, among others, the performance of properties in occupancy and yield targets, outlook and guidance for full-year 2014 FFOA and the related underlying assumptions, growth and development opportunities, leasing activities, financing strategies, and development and construction projects. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

Contact:

Jessica Martino, Investor Relations

(704) 496-2571

Investor.Relations@CampusCrest.com

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in $000s)

	June 30,	December 31,
	2014	2013

Assets
Investment in real estate, net:
Student housing properties	$743,882	$716,285
Accumulated depreciation	(114,607)	(102,356)
Development in process	163,433	91,184
Investment in real estate, net	792,708	705,113
Investment in unconsolidated entities[1]	370,538	324,838
Cash and cash equivalents	17,601	32,054
Restricted cash [2]	5,652	32,636
Student receivables, net	2,828	2,825
Notes receivable		-
Cost and earnings in excess of construction billings	23,861	42,803
Other assets, net	59,448	42,410
Total assets	$1,272,636	$1,182,679

Liabilities and equity
Liabilities:
Mortgage and construction loans	$241,134	$205,531
Line of credit and other debt	285,030	207,952
Accounts payable and accrued expenses	62,569	62,448
Construction billings in excess of cost and earnings	368	600
Other liabilities	13,625	11,167
Total liabilities	602,726	487,698
Equity:
Preferred stock	$61	$61
Common stock	645	645
Additional common and preferred paid-in capital	775,525	773,896
Accumulated deficit and distributions	(110,921)	(84,143)
Accumulated other comprehensive loss	152	(71)
Total stockholders' equity	665,462	690,388
Noncontrolling interests	4,448	4,593
Total equity	669,910	694,981
Total liabilities and equity	$1,272,636	$1,182,679

1 As of June 30, 2014, March 31, 2014 and December 31, 2013, includes the Company’s investment in Copper Beech equating to a 67% effective ownership interest in 30 properties, of which 28 are operating and two are non-operating properties.

2 As of June 30, 2014, March 31, 2014 and December 31, 2013, includes approximately $0, $15,600 and $28,200, respectively, of cash held in escrow from the sale of four wholly-owned Grove-branded student housing properties on December 27, 2013.

CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in $000s, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	$ Change	2014	2013	$ Change

Revenues:
Student housing rental	$23,637	$21,205	$2,432	$47,272	$41,953	$5,319
Student housing services	1,026	953	73	1,999	1,777	222
Development, construction and management services	10,622	14,368	(3,746)	18,058	25,795	(7,737)
Total revenues	35,285	36,526	(1,241)	67,329	69,525	(2,196)
Operating expenses:
Student housing operations	10,747	9,822	925	21,360	19,512	1,848
Development, construction and management services	8,920	13,657	(4,737)	15,315	24,315	(9,000)
General and administrative	3,649	2,908	741	7,155	5,559	1,596
Transaction costs[1]	1,460	203	1,257	2,045	588	1,457
Ground leases	120	54	66	237	108	129
Depreciation and amortization	7,254	5,894	1,360	14,233	11,572	2,661
Total operating expenses	32,150	32,538	(388)	60,345	61,654	(1,309)
Equity in earnings (loss) of unconsolidated entities[2,3]	(891)	1,896	(2,787)	(572)	2,306	(2,878)
Operating income	2,244	5,884	(3,640)	6,412	10,177	(3,765)
Nonoperating income (expense):
Interest expense, net	(2,950)	(2,789)	(161)	(6,326)	(5,673)	(653)
Other income[4]	104	689	(585)	170	725	(555)
Total nonoperating expense, net	(2,846)	(2,100)	(746)	(6,156)	(4,948)	(1,208)
Net income before income tax benefit (expense)	(602)	3,784	(4,386)	256	5,229	(4,973)
Income tax benefit	210	(106)	316	400	346	54
Income from continuing operations	(392)	3,678	(4,070)	656	5,575	(4,919)
Income (loss) from discontinued operations	-	262	(262)	-	532	(532)
Net income	(392)	3,940	(4,332)	656	6,107	(5,451)
Dividends on preferred stock	3,050	1,150	1,900	6,100	2,300	3,800
Net income (loss) attributable to noncontrolling interests	12	19	(7)	(3)	30	(33)
Net income (loss) attributable to common stockholders	($3,454)	$2,771	($6,225)	($5,441)	$3,777	($9,218)

Net income (loss) per share attributable to common stockholders - Basic and Diluted:	($0.05)	$0.04		($0.08)	$0.07

Weighted average common shares outstanding:
Basic	64,681	64,512		64,588	55,382
Diluted	65,115	64,948		65,022	55,818

1 For the three and six months ended June 30, 2014, includes $1,460 and $2,045, respectively, of transaction costs related to Copper Beech, the Montreal investments and other transaction costs. Additionally, for the three and six months ended June 30, 2013, includes $203 and $588, respectively, of transaction costs related to Copper Beech.

2 For the three and six months ended June 30, 2014 and the period from March 18, 2013 to June 30, 2013, includes results from the Company’s investment in Copper Beech. The Company made its initial investment on March 18, 2013 and subsequently made additional investments. On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement that, subject to receipt of required third-party lender consents, enabled the Company to acquire a 67% ownership interest in 30 properties, while deferring ownership in seven properties until the Company exercises future purchase options. As of June 30, 2014, the Company held a 67% effective interest in 28 operating and two non-operating properties.

3 For the three and six months ended June 30, 2014, includes $1,765 and $3,519, respectively, of fair value adjustment related to Copper Beech's debt. For the three and six months ended June 30, 2013, includes $833 and $945, respectively, of fair value adjustment related to Copper Beech's debt.

4 For the three and six months ended June 30, 2013, includes interest income from the 8.5%, $31,700 loan made to existing investors in Copper Beech on March 18, 2013. In conjunction with the September 30, 2013 amendment to the purchase and sale agreement, the $31,700 loan was repaid by Copper Beech.

CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS TO FUNDS FROM OPERATIONS ("FFO"), FUNDS FROM OPERATIONS ADJUSTED ("FFOA") & NET OPERATING INCOME ("NOI") (unaudited)
(in $000s, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	$ Change	2014	2013	$ Change

Net income (loss) attributable to common stockholders	$(3,454)	$2,771	$(6,225)	$(5,441)	$3,777	$(9,218)
Net income (loss) attributable to noncontrolling interests	12	19	(7)	(3)	30	(33)
Real estate related depreciation and amortization	6,908	5,646	1,262	13,585	11,181	2,404
Real estate related depreciation and amortization - discontinued operations	-	764	(764)	-	1,525	(1,525)
Real estate related depreciation and amortization - unconsolidated entities	7,264	3,624	3,640	14,597	4,431	10,166
FFO available to common shares and OP units[1,2,3]	10,730	12,824	(2,094)	22,738	20,944	1,794
Elimination of transactions costs	1,460	203	1,257	2,045	588	1,457
Elimination of FV adjustment of CB debt	(1,765)	(833)	(932)	(3,519)	(945)	(2,574)
Funds from operations adjusted (FFOA) available to common shares and OP units	$10,425	$12,194	($1,769)	$21,264	$20,587	$677

FFO per share - diluted[1,2,3]	$0.16	$0.20	$(0.04)	$0.35	$0.38	$(0.03)
FFOA per share - diluted	$0.16	$0.19	$(0.03)	$0.33	$0.37	$(0.04)
Weighted average common shares and OP units outstanding - diluted	65,115	64,948		65,022	55,818

	Three Months Ended June 30,		Six Months Ended June 30,
	2014[1]	2013[1]	2014[1]	2013[1]

Net income (Loss) attributable to common stockholders	$(3,454)	$2,771	$(5,441)	$3,777
Net income (Loss) attributable to noncontrolling interests	12	19	(3)	30
Preferred stock dividends	3,050	1,150	6,100	2,300
Income tax benefit (expense)	(210)	106	(400)	(346)
Other income (expense)	(104)	(689)	(170)	(725)
(Income) loss on discontinued operations	-	(262)	-	(532)
Interest expense	2,950	2,789	6,326	5,673
Equity in earnings of unconsolidated entities	891	(1,896)	572	(2,306)
Depreciation and amortization	7,254	5,894	14,233	11,572
Ground lease expense	120	54	237	108
General and administrative expense	3,649	2,908	7,155	5,559
Transaction costs	1,460	203	2,045	588
Development, construction and management services expenses	8,920	13,657	15,315	24,315
Development, construction and management services revenues	(10,622)	(14,368)	(18,058)	(25,795)
Total NOI	$13,916	$12,336	$27,911	$24,218
Same store properties NOI[4]	$11,393	$12,109	$22,937	$23,988
New properties NOI[4]	$1,770	$0	$3,552	$0
The Grove at Pullman & Toledo NOI[5]	$753	$227	$1,422	$230

1 For the three and six months ended June 30, 2014 and the period March 18, 2013 to June 30, 2013, includes results from the Company’s investment in Copper Beech. The Company made its initial investment on March 18, 2013 and subsequently made additional investments. On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement that, subject to receipt of required third-party lender consents, enabled the Company to acquire a 67% ownership interest in 30 properties, while deferring ownership in seven properties until the Company exercises future purchase options. As of June 30, 2014, the Company held a 67% effective interest in 28 operating and two non-operating properties.

 2 For the three and six months ended June 30, 2014, includes $1,460 and $2,045, respectively, of transaction costs related to Copper Beech, the Montreal investments and other transaction costs. Additionally, for the three and six months ended June 30, 2013, includes $203 and $588, respectively, of transaction costs related to Copper Beech.

 3 For the three and six months ended June 30, 2014, includes $1,765 and $3,519, respectively, of fair value adjustment related to Copper Beech's debt. For the three and six months ended June 30, 2013, includes $833 and $945, respectively, of fair value adjustment related to Copper Beech's debt.

 4 "Same store" properties are our wholly-owned operating properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us and remaining in service through the end of the latest period presented or period being analyzed. "New properties" are our wholly-owned operating properties that we acquired or placed in service after the beginning of the earliest period presented or period being analyzed.

 5 Includes NOI contribution from the operations of The Grove at Pullman and the Toledo, OH redevelopment, as well as business interruption insurance proceeds from The Grove at Pullman.

Non-GAAP Financial Measures

FFO and FFOA

FFO is a non-GAAP financial measure. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with U.S. GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, in October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO.

We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to FFO published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. FFO should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

FFOA is a non-GAAP financial measure. In addition to FFO, we believe it is also a meaningful measure of our performance to adjust FFO to exclude the write-off of unamortized deferred financing fees, transaction costs, the write-off of development cost and fair value debt adjustments on equity method investments. Excluding the write-off of unamortized deferred financing fees, transaction costs the write-off of development costs, and fair value debt adjustments on equity method investments adjusts FFO to be more reflective of operating results prior to capital replacement or expansion, debt service obligations or other commitments and contingencies.

NOI

NOI is a non-GAAP financial measure. We calculate NOI by adding back (or subtracting from) to net income (loss) attributable to common stockholders the following expenses or charges: income tax expense, interest expense, equity in loss of unconsolidated entities, preferred stock dividends, depreciation and amortization, transaction costs, ground lease expense, general and administrative expense and development, construction and management services expense. The following income or gains are then deducted from net income (loss) attributable to common stockholders, adjusted for add backs of expenses or charges: equity in earnings of unconsolidated entities, income tax benefit, other income, and development, construction and management services revenue. We believe these adjustments help provide a performance measure, when compared year over year, that illustrates the operating results of our wholly-owned properties and captures trends in student housing rental and services income and student housing operating expenses.

NOI excludes multiple components of net income (loss) (computed in accordance with U.S. GAAP) and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations. Therefore, the utility of NOI as a measure of our performance is limited. Additionally, other companies, including other equity REITs, may use different methodologies for calculating NOI and, accordingly, NOI as disclosed by such other companies may not be comparable to NOI published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, NOI should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. NOI should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.